UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On June 6, 2017, the management of PetroTerra Corp. (the “Company”) concluded that, due to an error, the unaudited condensed consolidated financial statements filed on May 15, 2017 in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, should no longer be relied upon.

The error, identified by management, is related to the issuance of three convertible notes (the “Notes”) issued during the quarter ended March 31, 2017, and prior to the execution of the share exchange agreement with Save On Transport Inc. on March 30, 2017. The proper treatment would have been to record the liability associated with the Notes and accrual of any interest payable associated with said Notes. In addition, the Notes should have been evaluated under the provision of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Equity”, to determine proper accounting treatment and valuation.

The Company intends to restate the aforementioned financial statements by amending its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as soon as reasonably practicable.

The Company discussed the matters disclosed in this Item 4.02 (a) with the registrant’s independent registered public accounting firm, Salberg & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name: Title:	Steven Yariv Chief Executive Officer